Exhibit 10.8

BYLINE BANCORP EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

This Stock Option Agreement (“Agreement”) is entered into by and between Byline Bancorp, Inc., an Illinois corporation (hereinafter referred to as the “Company”), and the individual whose name is set forth on the signature page hereof, who is an employee of a Group Company, hereinafter referred to as the “Participant”. Capitalized terms not defined herein shall have the meaning set forth in the Byline Bancorp Equity Incentive Plan (the “Plan”).

WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee has determined it to be in the best interests of the Company and its stockholders to grant the Stock Option provided for herein to the Participant as an incentive for increased efforts during his or her employment with a Group Company, and has advised the Company thereof and instructed the undersigned officers to issue said Stock Option.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Definitions. Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary:

(a) “Agreement to Protect Company Interests” has the meaning set forth in Section 2(e).

(b) “Cause” shall have the meaning of such term as may be defined in any employment agreement in effect at the time of termination of employment between the Participant and the Company or Group Company, or, if there is no such employment agreement, “Cause” shall mean, the Participant’s (i) willful and continued failure to perform substantially the Participant’s duties; (ii) willfully engaging in illegal conduct, an act of dishonesty or gross misconduct related to the performance of the Participant’s duties and responsibilities; (iii) commission of a crime involving moral turpitude dishonesty, fraud, theft or financial impropriety; (iv) willful violation of a material requirement of any code of ethics or standards of conduct of the Bank or the Company applicable to the Participant or the Participant’s fiduciary duty to the Bank or the Company; or (v) a breach of the Agreement Protecting Company Interests under the Participant’s employment agreement (as may apply); provided, that no act or failure to act by the Participant shall be considered “willful” if such act or omission was conducted in good faith and with a reasonable belief that the action or omission was in the best interests of the Group.

(c) “Disability” shall have the meaning defined under Treasury Regulation Section 1.409A-3(i)(4).

(d) “Good Reason” shall have the meaning of such term as may be defined in any employment agreement in effect at the time of termination of employment between the Participant and the Company or Group Company. For all purposes hereunder, if the Participant is not a party to an employment agreement or any such employment agreement does not include a provision for a voluntary termination of employment for “Good Reason” (or similar such conditions), any reference in this Agreement to “Good Reason” shall be disregarded.

(e) “Grant Date” means the date on the signature page hereof opposite the term Grant Date.

(f) “Performance Option” shall mean the right and option to purchase, on the terms and conditions set forth herein, all or any part of an aggregate of the number of Shares set forth on the signature page hereof opposite the term Performance Option I and Performance Option II, respectively, and sometimes collectively referred to herein as the “Performance Option”.

(g) “Retirement” means the Participant’s voluntary termination of employment, following not less than six (6) months prior notice of such termination to the Company, occurring at or after the Participant had attained age 67. A Participant shall not be considered “Retired” if there exist grounds for an involuntary termination for Cause at the time of such voluntary termination which the Company.

(h) “Stock Option” shall mean the aggregate of the Time Option and the Performance Option granted under Section 2(a).

(i) “Time Option” shall mean the right and option to purchase, on the terms and conditions set forth herein, all or any part of an aggregate of the number of Shares set forth on the signature page hereof opposite the term Time Option.

2. Grant of Stock Options.

(a) For good and valuable consideration, on and as of the Grant Date, the Company irrevocably grants to the Participant the following Stock Options: (i) the Time Option and (ii) Performance Option I and (iii) Performance Option II, in each case on the terms and conditions set forth in this Agreement.

(b) Subject to Section 2(d), the exercise price per Share covered by the Stock Option (the “Exercise Price”) shall be as set forth on the signature page hereof.

(c) Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employ of any Group Company or shall interfere with or restrict in any way the rights of the Group Companies, which are hereby expressly reserved, to terminate the employment of the Participant at any time for any reason whatsoever, with or without cause, and the Participant hereby acknowledges and agrees that neither a Group Company nor any other person has made any representations or promises whatsoever to the Participant concerning the Participant’s employment or continued employment by a Group Company.

(d) The Stock Option shall be subject to the adjustment provisions of Section 7 of the Plan, provided, however, that in the event of the payment of an extraordinary cash dividend by the Company to its stockholders, then: first, the Exercise Prices of the Stock Option shall be equitably reduced with respect to the amount of the dividend paid, but only to the extent the Committee determines it to be permitted under applicable tax laws; and second, if such reduction cannot be fully effected due to such tax laws and it will not have adverse tax consequences to the Participant or the Company, the Committee shall make such provision as it deems appropriate, in the Committee’s sole discretion, as to any further actions to be taken with respect to the Stock Option.

(e) As a condition of, and in connection with, the grant of the Stock Option hereunder, the Participant shall enter into an Agreement to Protect Company Interests, which shall provide for a Restriction Period (as defined thereunder) of such duration as is set forth on the signature page hereof opposite the term Restriction Period, in the form attached hereto as Exhibit A, (“Agreement to Protect Company Interests”).

3. Vesting.

(a) Time Vesting; Performance Vesting. The Stock Option shall vest and become exercisable pursuant to the following terms:

(i) Time Option. The Time Option shall become vested and exercisable with respect to 20% of the Shares subject to such Time Option on the each of the first five (5) anniversaries of the date on the signature page hereof opposite the term Vesting Commencement Date, provided that the Participant is employed by a Group Company on the applicable vesting date for such portion of the Time Option to so vest (except as provided below).

(ii) Performance Option. Performance Option I and Performance Option II shall be subject to achievement of the respective performance goals set forth in Attachment I hereto, as determined in the sole discretion of the Board. Upon the achievement of the applicable performance goal or goals, such of Performance Option I and Performance Option II shall be treated as a Time Option thereafter with credit for time vesting commencing on the date set forth in Section 3(a) for the Time Option.

(b) Change in Control. Section 3(a) to the contrary notwithstanding, upon the occurrence of a Change in Control (that is not a Special Change in Control), no portion of the Time Option or of the Performance Option shall become vested if the Participant is employed by a Group Company immediately following the Change in Control. Vesting or forfeiture of Performance Option I or Performance Option II after the occurrence of a Change in Control in connection with the satisfaction of the respective performance goals shall be governed by the provisions of Attachment I. Upon the involuntary termination of the Participant’s employment without Cause or voluntary termination for Good Reason, occurring on or within twelve (12) months after the occurrence of such Change in Control, (i) the unvested portion of the Time Option shall become immediately vested and exercisable as to 100% of the Shares subject to such Time Option immediately prior to a Change in Control (but only to the extent such Time

Option has not otherwise previously terminated or become exercisable) and (ii) Performance Option I and Performance Option II shall become 100% time vested but otherwise remain subject to satisfaction of the respective performance goals in accordance with the provisions of Attachment I, and shall be exercisable only upon satisfaction of the respective performance goals (or shall be forfeited if not satisfied within the time provided therefor in Attachment I). For the avoidance of doubt, no portion of the Stock Option shall become vested or exercisable upon the occurrence of a Change in Control in such case in which the Participant’s employment is not involuntary terminated without Cause or voluntarily terminated for Good Reason, except as may be determined otherwise by the Committee (in its sole discretion) pursuant to Section 8 of the Plan at the time (or prior to the occurrence) of such Change in Control.

(c) Special Change in Control. Section 3(a) and Section 3(b) to the contrary notwithstanding, upon the occurrence of a Special Change in Control, the Time Option shall become exercisable as to 100% of the Shares subject to such Time Option immediately prior to such Special Change in Control if the Participant is then employed by a Group Company (but only to the extent such Time Option has not otherwise previously terminated or become exercisable). Vesting or forfeiture of Performance Option I or Performance Option II on the occurrence of a Special Change in Control, during the Participant’s employment with a Group Company, in connection with the satisfaction of the respective performance goals shall be governed by the provisions of Attachment I.

(d) Death; Disability; Retirement. In the event that the Participant’s employment terminates due to the Participant’s death, Disability or Retirement, (i) the Time Option will become 100% vested and exercisable and (ii) Performance Option I and Performance Option II will become 100% time vested and thereafter exercisable upon satisfying the respective performance goals, or shall be forfeited if not becoming satisfied, in accordance with the terms of Attachment I.

(e) Termination Without Cause; For Good Reason. In the event that the Participant’s employment is involuntarily terminated without Cause or voluntarily terminated for Good Reason, and such termination occurs during the 182 days preceding the anniversary of the Vesting Commencement Date that immediately follows such employment termination, (i) the Time Option will vest as to such pro rata portion of the Time Option that otherwise would have vested had the Participant’s employment not terminated until such anniversary date (such pro rata portion being the fraction the numerator of which is the number of days that the Participant was employed from the last preceding vesting date through the termination date and the denominator of which is 365) and (ii) Performance Option I and Performance Option II will vest as to such pro rata portion of each such Performance Option and thereafter become exercisable to the extent that the respective performance goals thereafter become satisfied (if not previously satisfied), or shall be forfeited if not thereafter becoming satisfied, in accordance with the terms of Attachment I (such pro rata portion being the fraction the numerator of which is the number of days that the Participant was employed from the Vesting Commencement Date through the termination date and the denominator of which is 1,826). Such pro rata portion shall be measured for each portion of the Performance Option subject to each such respective performance goal (e.g., a time vested pro rata portion of 8-1/3% of the total Stock Option may become vested upon satisfaction of the performance goal by the Performance Option I Measurement Date in accordance with Section 1(a) of Attachment I). Any portion of the Time

Option that does not vest pursuant to clause (i) shall be forfeited and canceled on the day of such termination. Any portion of the Performance Option that does not vest pursuant to clause (ii) shall be forfeited and canceled on the last day for which the applicable performance goal may be satisfied in accordance with the provisions of Attachment I. For purposes of this Section 3(e), upon a termination occurring under this Section 3(e) at a time when the Participant was eligible to Retire (and for which purpose will be deemed to have given the Company the required prior notice), such termination under this Section 3(e) will be treated as a termination due to Retirement. For the avoidance of doubt, upon a termination under this Section 3(e), to the extent that any of the applicable performance goals had been satisfied in accordance with Attachment I prior to such termination, as provided in Section 3(a)(ii) such portion of the Performance Option respecting such satisfied performance goal (or goals) shall be treated as a Time Option for purposes of determining the vested portion of the Stock Option at the time of such termination under this Section 3(e).

(f) Other Terminations. Except as otherwise provided in Sections 3(b) (following a Change in Control), 3(d) or 3(e), the portion of the Stock Option that is not then vested shall be forfeited and canceled immediately upon a termination of the Participant’s employment. For the avoidance of doubt, upon a termination under this Section 3(f) (other than by the Company for Cause, below), to the extent that any of the applicable performance goals had been satisfied in accordance with Attachment I prior to such termination, as provided in Section 3(a)(ii) such portion of the Performance Option respecting such satisfied performance goal (or goals) shall be treated as a Time Option for purposes of determining the vested portion of the Stock Option at the time of such termination under this Section 3(f). Anything herein to the contrary notwithstanding upon any termination of the Participant’s employment for Cause or breach by the Participant of the Agreement to Protect Company Interests occurring at any time, 100% of the Stock Option shall be immediately forfeited and canceled, and any Shares issued pursuant to the exercise of the Stock Option shall be subject to the repurchase provisions under Section 3(a)(i) of Attachment II hereto.

4. Expiration of Stock Option. The Participant may not exercise the Stock Option to any extent after the first to occur of the following events:

(a) The tenth anniversary of the Grant Date;

(b) The second anniversary of the date of the Participant’s termination of employment (i) due to the Participant’s death, (ii) due to the Participant’s Disability or (iii) involuntarily by the Company without Cause or voluntarily by the Participant for Good Reason during the 182 days preceding the anniversary of the Vesting Commencement Date that immediately follows such employment termination;

(c) 90 days following the date of the Participant’s termination of employment with all Group Companies for any reason (other than as provided in Section 4(b) or 4(d));

(d) Immediately upon the date of the Participant’s termination of employment by a Group Company for Cause or upon the date of the Participant’s breach of the Agreement to Protect Company Interests; or

(e) If the Committee so determines pursuant to Section 8 or Section 9 of the Plan.

For the purposes of this Section 4, if a Participant’s employment with the Group is involuntarily terminated without Cause by the Company, voluntarily terminated by the Participant for Good Reason (if applicable), or terminates due to the Participant’s death or Disability, the Participant (or legal representative in the event of the Participant’s death) shall have 30 days within which to exercise such portion of the Performance Option that vests following such termination (if later than the expiration date set forth in Section 4(b) and before the expiration date set forth in Section 4(a)), such 30 days commencing on the date that the Company notifies the Participant as to such portion of the Performance Option then becoming vested.

5. Exercise Of Stock Option.

(a) Person Eligible to Exercise. During the lifetime of the Participant, only the Participant may exercise a Stock Option or any portion thereof. After the death of the Participant, any exercisable portion of a Stock Option may, prior to the time when a Stock Option becomes unexercisable under Section 4, be exercised by the Participant’s personal representative or by any person empowered to do so under the Participant’s will or under the then applicable laws of descent and distribution.

(b) Partial Exercise. Any exercisable portion of a Stock Option or the entire Stock Option, if then wholly exercisable, may be exercised at any time prior to the time when the Stock Option or portion thereof becomes unexercisable under Section 4; provided, however, that any partial exercise shall be for whole Shares only.

(c) Manner of Exercise. A Stock Option, or any exercisable portion thereof, may only be exercised by delivering to the General Counsel of the Company all of the following prior to the time when the Stock Option or such portion becomes unexercisable under Section 4:

(i) Notice in writing signed by the Participant or the other person then entitled to exercise the Stock Option or portion thereof, stating that the Stock Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

(ii) By payment via one or a combination of the following methods: (A) Full payment (in cash or by check or by a combination thereof) for the Shares with respect to which such Stock Option or portion thereof is exercised, (B) tendering Shares, then owned by the Participant for not less than six (6) months, having an aggregate Fair Market Value equal to such portion of the exercise price intended for payment therewith, (C) a Cashless Exercise if so permitted by the Committee, (D) during such period in which a Cashless Exercise is not permitted, the Participant’s written election to have the number of Shares that would otherwise be issued to the Participant pursuant to such exercise reduced by a number of Shares having an aggregate Fair Market Value equal to such portion of the exercise price intended for payment therewith, or (E) any other method as may be permitted in the sole discretion of the Committee;

(iii) Full payment (in cash (including via Cashless Exercise if then permitted), by check, directing the Company (or other Group Company) to withhold cash compensation otherwise then payable to the Participant, or by a combination thereof) to satisfy the minimum withholding tax obligation with respect to which such Stock Option or portion thereof is exercised; provided, that if such exercise occurs following an involuntary termination of the Participant’s employment without Cause, during such period in which a Cashless Exercise is not permitted, the Participant’s written election to have the number of Shares that would otherwise be issued to the Participant pursuant to such exercise reduced by a number of Shares having an aggregate Fair Market Value equal to not more than the minimum withholding tax obligation intended for payment therewith;

(iv) Satisfaction of all of the requirements under Section 4(d); and

(v) In the event the Stock Option or portion thereof shall be exercised pursuant to Section 4(a) by any person or persons other than the Participant, appropriate proof of the authority of such person or persons to exercise the Stock Option.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of a Stock Option does not violate the Securities Act, or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws. With respect thereto, the Committee may issue stop-transfer orders covering such shares. Any certificates evidencing Shares issued on exercise of this Stock Option shall bear legend (as may apply) stating:

“The shares of stock represented by this certificate have not been registered under the U.S. Securities Act of 1933 (“Act”) and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Act, or an opinion of counsel satisfactory to Byline Bancorp, Inc. to the effect that registration under the Act is not required.

The shares of stock represented by this certificate are subject to certain restrictions on transfer contained in an option agreement, a copy of which will be furnished upon request by the issuer.”

(d) Conditions to Issuance of Stock Certificates. The Shares deliverable upon the exercise of a Stock Option, or any portion thereof, may be either (x) previously authorized but unissued shares or (y) issued shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased (if certified, or if not certified, register the issuance of such shares on its books and records) upon the exercise of a Stock Option or portion thereof prior to fulfillment of all of the following conditions:

(i) The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable;

(ii) The provisions of Attachment II, shall apply to the Shares and in connection therewith the Participant shall provide the representations, warranties and covenants set forth on Exhibit B attached hereto; and

(iii) The lapse of such reasonable period of time following the exercise of the Stock Option as the Committee may from time to time establish for reasons of administrative convenience or as may otherwise be required by applicable law.

(e) Rights as Stockholder. The holder of a Stock Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of the Stock Option or any portion thereof unless and until certificates representing such Shares shall have been issued by the Company to such holder.

6. Miscellaneous.

(a) Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Stock Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

(b) Stock Option Not Transferable. Neither the Stock Option nor any interest or right therein or part thereof shall be subject to or otherwise encumbered by the debts, contracts or engagements of the Participant or his successors in interest nor shall the Stock Option be subject to disposition by the Participant by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted such disposition thereof shall be null and void and of no effect and the Participant’s Stock Option shall thereupon automatically be forfeited without any action by the Company; provided, however, that this Section 6(b) shall not prevent transfers by will or by the applicable laws of descent and distribution.

(c) Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its General Counsel, and any notice to be given to the Participant shall be at the address given beneath the Participant’s signature hereto. By a notice given pursuant to this Section 6(c), either party may hereafter designate a different address for notices to be given to such party thereafter. Any notice, which is required to be given to the Participant, shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 6(c). Any notice shall have been deemed duly given when (i) delivered in person, (ii) three (3) business days after deposit (first class, postage prepaid) in the United States mails, or (iii) one (1) business day after deposit from within the United States with a national overnight delivery service (such as FedEx or UPS) (with fees prepaid).

(d) Titles; Pronouns. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

(e) Applicability of Plan and Participant’s Agreement. The Stock Option and the Shares issued to the Participant upon exercise of the Stock Option shall be subject to all of the terms and provisions of the Plan and the Participant’s Agreement.

(f) Entire Agreement; Amendment. Subject to Section 9 of the Plan, this Agreement may be amended only by a writing executed by the parties hereto, which specifically states that it is amending this Agreement. This Agreement constitutes the entire agreement among the parties with respect to any agreements regarding any equity-based incentive awards and supersedes all prior and contemporaneous agreements (including any change in control, executive retention, employment or other agreements regarding the vesting of any equity-based awards, or payment of cash or Shares in respect of any equity-based awards upon a termination of employment), discussions, understandings and negotiations, whether written or oral, with respect to any of the foregoing.

(g) Governing Law. The laws of the State of Illinois shall govern the interpretation, validity and performance of the terms of this Agreement (without regard for its conflicts of laws rules).

(h) Arbitration. Subject to Section 6(a), in the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. Such arbitration process shall take place within the City of Chicago, Illinois. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party shall bear one-half of the arbitrator’s fees and its own legal fees and expenses.

(i) Reduction to Avoid Excise Tax on Golden Parachute Payments. If the payments and benefits provided for in this Agreement, together with payments or benefits under any other agreement, plan or program or otherwise payable to the Participant, constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (“Code”), and would be subject to the excise tax imposed by Section 4999 of the Code, then the payments and benefits under this Agreement shall be reduced to the extent necessary to avoid triggering a parachute payment under Section 280G and an excise tax liability of the Participant under Section 4999; provided that, in the event of any inconsistency between this Section 6(i) and any other agreement or plan to which the Participant is a party or a participant that specifically addresses Section 280G of the Code (including an employment agreement between the Participant and the Company or Group Company), such other agreement or plan, as the case may be, shall control over this Agreement (and supersede this Section 6(i) to the extent thereof).

[Signatures follow on next page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

BYLINE BANCORP, INC.

By:

Its:

PARTICIPANT:

[Signature]

[Print Name]

[Address]

Stock Option Grants:

Time Option:	Shares

Performance Option I:	Shares

Performance Option II:	Shares

Exercise Price per Share:	$ .

Grant Date:	, 201

Restriction Period	months

Vesting Commencement Date:	Grant Date

ATTACHMENT I

Performance Goals

1. Performance Option I Performance Goals: The Performance Option I performance goal will be satisfied (in whole or in part) if Byline Bank (a wholly-owned subsidiary of the Company; the “Bank”) achieves on the earliest date of (x) the date that Performance Option II is achieved (if achieved), (y) the occurrence of a Special Change in Control or (z) June 28, 2018 (such of clauses (x), (y) and (z) being the “Performance Option I Measurement Date”):

(a) As to 33-1/3% of Performance Option I (8-1/3% of the total Stock Option), Adversely Classified Assets of not more than 35% of each of the Bank’s Tier 1 Capital and Allowance for Loan and Lease Losses, as of the last day of the fiscal quarter ending on or immediately preceding the Performance Option I Measurement Date;

(b) As to another 33-1/3% of Performance Option I (8-1/3% of the total Stock Option), a Return on Average Assets of not less than 0.75%, calculated over the four (4) complete fiscal quarters preceding the Performance Option Measurement Date; and

(c) As to the last 33-1/3% of Performance Option I (8-1/3% of the total Stock Option), that a Memorandum of Understanding (MOU) or a Consent Order is not then outstanding.

For the avoidance of doubt, each of the above goals under subparagraphs (a), (b) and (c), above, shall be measured for achievement (or failure to achieve, as the case may be) independent of each other such goal. The Performance Option I tranche under each of subparagraphs (a), (b) and (c), above,, above, shall be forfeited and cancelled, respectively, if the applicable performance goal is not achieved on the Performance Option I Measurement Date.

2. Performance Option II Performance Goal:

(a) The Performance Option II performance goal will be satisfied on the first date, if any, that each Investor achieves an Internal Rate of Return of 12%. Performance Option II shall be forfeited and cancelled if such 12% Internal Rate of Return has not been achieved by the Liquidity Date.

3. For purposes of this Agreement:

(a) Each of the terms “Adversely Classified Assets”, “Tier 1 Capital”, “Allowance for Loan and Lease Losses”, “Return on Average Assets”, “Memorandum of Understanding” and “Consent Order” shall have the respective meanings applied by the FDIC or other applicable regulator of the Bank.

(b) “Internal Rate of Return” means, with respect to each Investor, the cumulative internal rate of return, as of a particular measurement date, calculated in accordance with generally accepted financial practice which rate shall be the discount rate at which (i) the net present value of the Investor Cash Received by each Investor on or before such date, minus

(ii) the net present value of the Investor Cash Invested of such Investor on or before such date, equals zero. For the avoidance of doubt, for the purposes of the calculation, (x) all amounts shall be calculated prior to the application of any U.S. or foreign federal, state or local taxation and (y) the rates of return shall be per annum rates and all amounts shall be calculated on an annually compounded basis, and on the basis of a three hundred and sixty five (365)-day year. In the case of a Public Offering, the Internal Rate of Return shall be measured based on the 30-trading day average of the closing stock price for Shares, on the stock exchange where listed, at any time after expiration of any underwriters lock-up applicable to such Public Offering.

(c) “Investor” and collectively the “Investors” means the holders of the Company’s Stock as of June 28, 2013 (including pursuant to a form of Amended and Restated Subscription Agreement dated effective as of March 22, 2013 and other holders of Stock acquired prior to such date and remaining as Stockholders on June 28, 2013) and their successors and any persons first acquiring Stock pursuant to any subsequent investment of Investor Cash Invested.

(d) “Investor Cash Invested” means, with respect to each Investor, as of a given measurement date (which measurement date shall be June 28, 2013 for the initial investment and the actual date with respect to any subsequent investment), the sum of all cash contributed or invested in the Company by such Investor with respect to its respective Stock. For Investors who were Stockholders prior to June 28, 2013 (i.e., legacy stockholders), the “Investor Cash Invested” shall, on a per Share basis, be deemed to be equal to $2.2354. In the event of any subsequent investment, each Investor (including any person becoming an Investor at such time) shall be deemed to have invested its pro rata portion of such investment for purposes of measuring the Internal Rate of Return of all Investors (irrespective of the actual proportions of investment by Investors, including those Investors that do not participate in such subsequent investment). For purposes of the Performance Option II performance goal, an Investor’s holding of shares of preferred stock (or warrants or securities other than Stock) shall be disregarded. All such cash contributed or invested in the Company shall be denominated in U.S. dollars.

(e) “Investor Cash Received” means, with respect to each Investor, as of a given measurement date, without duplication, all cash payments and the Fair Market Value of all Publicly Traded Securities (other than of the Company) received by such Investor, whether by Change in Control, Special Change in Control or otherwise, on or before such date with respect to or arising out of or related to such Investor’s ownership of Stock.

(f) “Liquidity Date” means the earliest of (i) the occurrence of a Special Change in Control, (ii) following a Public Offering and the expiration of any underwriters lock-ups, the first date that Investors are not subject to any legal restriction on the Investors’ ability to dispose of Stock in consideration of the receipt of cash or Publicly Traded Securities (other than of the Company) via sale or otherwise or pursuant to a pledge of Stock, whether or not actually disposed of, and in either case of clause (i) or (ii), after such disposition the Investors are holding, or are unrestricted in their ability to reduce their holding of Stock to, Stock representing not more than 25% of the Investors’ largest holding of Stock at any time or (iii) June 28, 2019.

For purposes of the occurrence of a Liquidity Date under clause (iii), as of such date, the Company shall determine the fair market value of Shares (in a manner consistent with

Section 409A of the Code and the regulations thereunder), but such valuation (x) shall be determined without regard for any discounts for lack of marketability, minority status or any other discount (i.e., as if all of the outstanding Stock and any outstanding preferred shares were sold to a third-party in a single arms length transaction in which each of the Investors (and Participants holding Options) and the purchaser are deemed fully informed and under no compulsion to sell or purchase), (y) shall be determined by an independent qualified nationally-recognized valuation appraiser (including a financial services valuation firm) and (z) shall treat all Participants’ outstanding Options as deemed vested and exercised in such transaction. For the avoidance of doubt, the value of Stock shall be subject to accrued and unpaid dividend and liquidation preferences of any outstanding preferred shares. The determination of such appraiser shall be final and binding on the Company and the Participant.

(g) “Publicly Traded Securities” means any equity securities (i) which are registered under the U.S. Securities Act of 1933 and which are publicly traded and listed on (x) the New York Stock Exchange or other U.S. national securities exchange or the Nasdaq National Market System (or their respective successors) and (ii) are of a person with a pro forma market capitalization (after giving effect to the transaction in which equity securities are being issued) of greater than $100,000,000.

(h) “Public Offering” means an offering and sale of Stock to the public at any time hereafter pursuant to an effective registration or an effective listing or qualification on a securities market in accordance with applicable laws and other requirements.

ATTACHMENT II

Participant Terms of Share Ownership

The Participant (and any assignee or successor of Participant), upon the exercise of the Stock Option, and the Shares issued under this Agreement with respect thereto shall be subject to the terms of this Attachment II. For all purposes under this Attachment II, references to “Shares” exclusively mean the Shares issued pursuant to the Stock Option Agreement of which this Attachment II is a part.

1. Definitions. Terms used in this Attachment II and as listed below shall be defined as follows. Capitalized terms used but not defined in this Attachment II shall have the meaning as defined in the Plan or elsewhere in this Agreement. Section references below are to the applicable section of this Attachment II unless the context clearly provides otherwise.

“Call Events” shall mean, collectively, Section 3(a) Call Events and Section 3(b) Call Events.

“Call Notice” shall have the meaning set forth in Section 3(c) hereof.

“Call Period” shall have the meaning set forth in Section 3(c) hereof.

“Call Price” shall mean the amount to be paid in respect of the Shares and Stock Options to be purchased by the Company pursuant to Section 3.

“Drag-Along Purchaser” shall have the meaning set forth in Section 4(a) hereof.

“Drag-Along Sale” shall have the meaning set forth in Section 4(a) hereof.

“Drag-Along Transfer” shall have the meaning set forth in Section 4(a) hereof.

“Drag Transaction” shall have the meaning set forth in Section 4(a) hereof.

“Estate/Gift Transfer” shall have the meaning set forth in Section 2(a)(ii) hereof and an “Estate/Gift Transferee” shall mean a Transferee of an Estate/Gift Transfer.

“Good Reason” (if applicable) shall have the meaning set forth in the Stock Option Agreement.

“Other Stockholders” shall have the meaning set forth in Section 4(a).

“Participant’s Estate” shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees, or beneficiaries of the Participant.

“Permitted Transferee” means a Transferee of a Permitted Transfer pursuant to Section 2(a).

“Transfer” has the meaning set forth in Section 2(a) and a “Transferee” means a transferee of a Transfer.

2. Transferability of Shares.

(a) Transfer Restricted; Permitted Transfers. The Participant agrees and acknowledges that he will not, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of any Shares beneficially owned or controlled or held by a person or any interest in any Shares beneficially owned or controlled or held by a person (any of the foregoing acts being referred to herein as a “Transfer”) any Shares held by the Participant or a Permitted Transferee at any time, except as otherwise provided for in this Section 2. The Participant may Transfer Shares pursuant to one of the following exceptions (any such exception being a “Permitted Transfer”):

(i) Transfers permitted by Sections 3 or 4;

(ii) a Transfer (x) upon the death of the Participant to the Participant’s Estate, (y) during the Participant’s lifetime, to the Participant’s spouse or descendants or to a trust established for the benefit of thereof or the Participant or (z) in the case of a trust established pursuant to the immediately preceding clause (y), then a Transfer by such trust to the Participant as grantor or to a beneficiary of such Trust (any Transfer under this Section 2(a)(ii) being an “Estate/Gift Transfer”). For all purposes under this Agreement, in the case of an Estate/Gift Transfer, any reference to a Participant shall be deemed to refer also to the Participant’s Estate/Gift Transferee unless the circumstances clearly indicate such reference to the Participant is in his capacity solely as an officer, director or employee of a Group Company.

(iii) Transfers approved by the Committee in writing (such approval being in the sole discretion of the Committee); or

(iv) Transfers to the Company (subject to applicable laws) or its designee.

During all periods of time following any such Permitted Transfer (and subject to Sections 2(b) and 2(d)), any reference to a Participant shall also refer to such Permitted Transferee).

(b) Estate/Gift Transferee Joinder.

(i) Prior to any Estate/Gift Transfer to a Participant’s trust, the Participant shall provide the Company with a copy of the instruments creating the Participant’s trust and with the identity of the trustee and the beneficiaries of the Participant’s trust. Thereafter, Participant or the trustee shall notify the Company as soon as practicable prior to any change in the identity of any trustee or beneficiary of the Participant’s trust.

(ii) Prior to any Estate/Gift Transfer, the applicable Transferee shall agree to be bound by the terms of this Agreement and any other relevant agreement as determined by the Company and shall execute and deliver a duly executed joinder hereto in a form approved by the Company. No person shall be registered as a holder of any Management Shares unless such person has executed and delivered to the Company a joinder agreeing to be bound by this Agreement unless otherwise determined by the Committee.

(c) Termination. Notwithstanding anything to the contrary herein, Section 2(a) shall terminate and be of no further force or effect upon the occurrence of a Special Change in Control.

(d) Legal Compliance. Notwithstanding anything to the contrary herein, no Transfer of any Shares shall be made unless such Transfer complies with all applicable laws, and if so requested by the Company, the Participant shall have provided an opinion of counsel reasonably acceptable to the Company that all applicable laws have been complied with; provided that no such opinion shall be required to be provided to the Company in the case of a Permitted Transfer pursuant to Section 2(a)(i). Notwithstanding anything to the contrary herein, without the consent of the Company no Transfer of any Shares shall be made if such Transfer would give rise to any obligation on the part of the Company to make filings to qualify such Shares for distribution in any jurisdiction where such Shares are not already so qualified or to comply with continuous disclosure requirements in any jurisdiction where the Company is not already subject to such requirements.

(e) Impermissible Transfers Void. Any Transfer of any Management Shares in violation hereof shall be void ab initio and of no effect. The Company shall not give effect to any such Transfer or record such Transfer in its register of members, or treat any purported transferee of such Management Shares as the owner thereof for any purpose.

3. The Company’s Option to Purchase Participant Shares and Stock Options; Participant Conditional Put.

(a) Termination for Cause. If the Participant’s employment with all Group Companies is terminated by that Group Company for Cause or if the Participant at any time breaches any restrictive covenant applicable under an employment agreement or Agreement Protecting Company Interests or other similar agreement (any such agreements of the Participant collectively referred to as an “Agreement Protecting Company Interests”) entered into by the Participant and a Group Company in connection with the Participant’s employment or grant of Stock Option, then:

(i) The Company shall have the option to purchase all or any portion of the Shares then held by the Participant (“Company Call”) at a per Share purchase price equal to the lesser of (i) the applicable price per Share paid by such Participant for such Shares and (ii) the Fair Market Value of such Shares on the date of exercise of the Company Call; and

(ii) All outstanding and unexercised Stock Options (whether or not vested) shall automatically be forfeited and canceled without any payment to the Participant in respect thereof.

In the event of a termination of the Participant’s employment pursuant to Section 3(b) hereof and the Participant thereafter breaches any restrictive covenant applicable under an Agreement Protecting Company Interests, this Section 2(a) shall apply and the Participant shall repay to the Company within fifteen (15) days after demand therefor the excess of the amount paid to the Participant (or Permitted Transferees) pursuant to Section 3(b) over the amount set forth in Section 3(a)(i) together with interest at the prime rate as then in effect (as reported in The Wall Street Journal Online) plus 400 basis points (compounded quarterly from the date of such breach) and the Participant shall forfeit any amount as yet unpaid to him under Section 3(b).

(b) Termination for Any Reason Other than For Cause. If the Participant’s employment with all Group Companies terminates for any reason, other than by a Group Company for Cause (in which case Section 3(a) shall apply), then:

(i) The Company shall have a Company Call on the Shares then held by the Participant at a per Share purchase price equal to Fair Market Value on date of exercise of the Company Call; and

(ii) Unvested Stock Options and vested Stock Options expiring unexercised in accordance with the Agreement shall automatically be terminated without any payment to the Participant in respect thereof.

(c) Call Procedure. The Company shall have a period (the “Call Period”) from the date of the Participant’s date of termination of employment until the later of (i) 180 days following such termination date and (ii) 240 days following the last date that the Participant acquired Shares pursuant to the exercise of any portion of the Participant’s Stock Option, within which the Company may elect to exercise its rights under the Company Call. The Company shall exercise the Company Call by giving one or more notices in writing to the Participant of such election pursuant to this Section 3 (“Call Notice”). The completion of the Transfer pursuant to a Call Notice shall take place at the principal office of the Company no later than 60 days (or such longer period as may be required to comply with applicable law) after the giving the Call Notice. The applicable Share purchase price under Section 3(a) or Section 3(b) shall be paid by delivery to the Participant in cash subject to the receipt by the Company of duly executed instruments of Transfer and the share certificates relative to the Shares being Transferred to the Company and documents cancelling the Stock Options so terminated that are required by the Company, duly endorsed or executed by the applicable Participant or any duly authorized representative (along with evidence of such authorization, if applicable). In addition, the Company may pay the purchase price for any Shares so purchased by offsetting any bona fide debts agreed by the Participant as then owing to the Company.

(d) Adjustment of Call Price. In determining the applicable repurchase price of the Shares as provided for in this Section 3, appropriate adjustments shall be made for any dividends paid on the Shares, subdivision, consolidation, recapitalizations, or any other adjustment in the number of outstanding Shares issued to Participants in order to maintain, as nearly as practicable, the intended operation of the provisions of Section 3.

(e) Participant Conditional Put. At the request, in writing, of a Participant, the Company may (but shall not be obligated), in the sole discretion of the Committee, agree to repurchase all or a portion of the Shares then held by the Participant, provided that the Participant held such Shares for a period of not less than six (6) months, with consideration of the following conditions:

(i) Any determination by the Committee (and the reasons, if any, therefor) to repurchase or to decline to repurchase Shares from a Participant shall have no bearing on a determination to repurchase or to decline to repurchase Shares from another Participant (or the same Participant at later time);

(ii) The Committee shall consider any such request only after the seventh (7th) anniversary of the date of grant of the Stock Option respecting the Shares subject to such request and while the Participant is then employed by a Group Company; and

(iii) Confirmation from the Company’s auditors that such repurchase will not cause any adverse accounting consequence to the Company.

To request such repurchase by the Company, the Participant shall give the Company written notice setting forth such Participant’s desire to sell Shares to the Company and the number of Shares to be sold.

Any such repurchase by the Company shall be on such terms and conditions as the Committee may determine in its sole discretion, including the number of Shares to be repurchased, any discount from Fair Market Value that the Committee deems appropriate, payment terms and the timing for closing such repurchase. If the Company determines to repurchase Participant’s Shares pursuant to this Section 3(e), the Company shall make an offer by notice to the Participant, including all terms applicable thereto. The Participant shall have thirty (30) days within which to accept such offer by notice to the Company after which, if not so accepted, such offer shall lapse.

(f) Rights to Negotiate Call Price. Subject to applicable laws, nothing in this Attachment II shall be deemed to restrict or prohibit the Company, either itself or by nominating another person, from purchasing, or otherwise acquiring for value Shares or Stock Options from the Participant, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in writing between the Company and the Participant, whether or not at the time of such purchase, or acquisition circumstances exist which specifically grant the Company the right to purchase, Shares or any Stock Options under the other provisions of this Attachment II; provided, that no such purchase, or other acquisition shall be consummated, and no agreement with respect to any such purchase, or other acquisition shall be entered into, without the prior approval of the Board.

(g) Termination of this Section 3. This Section 3 shall terminate and be of no further force or effect upon the occurrence of the earlier of (i) a Special Change in Control and (ii) the consummation of a Public Offering, except that (1) this Section 3 shall remain in full force and effect with respect to any Call Event that occurs prior to such Special Change in

Control or consummation of a Public Offering and (2) any payment obligation of the Company that has arisen prior to the expiration of this Section 3 shall remain in full force and effect until satisfied in accordance with the applicable provisions of this Section 3.

4. Drag Along Obligations.

(a) Drag-Along Sale. If the Company or its stockholders holding a majority of the Shares other than Participants (“Other Stockholders”) (the Company or Other Stockholders being the “Drag-Along Transferor”) propose to Transfer, directly or indirectly (whether through a sale of Shares, merger or otherwise), any Shares (the “Drag-Along Sale” and such person or persons to whom such shares would be Transferred, the “Drag-Along Purchaser”), then if requested by the Company, the Participant shall be required to sell a number of Shares (including Shares underlying exercisable Stock Options) equal to the fraction, expressed as a percentage, determined by dividing the number of Shares to be purchased from the Company or its Other Stockholders in the proposed sale by the total number of Shares owned directly or indirectly by the Company or such Other Stockholders (“Drag-Along Percentage”), (such transaction, a “Drag Transaction”).

(b) Terms of Drag Transaction. Shares held by the Participant included in a Drag Transaction will be included in any agreements with the Drag-Along Purchaser relating thereto on the same terms and subject to the same conditions applicable to the Shares which the Drag-Along Transferor proposes to sell in the Drag Transaction. Such terms and conditions shall include: (i) the pro rata reduction of the number of Shares to be sold by the Drag-Along Transferor and the Participant to be included in the Drag Transaction if required by the Drag-Along Purchaser; (ii) the sale price; (iii) the pro rata payment of fees, commissions, and expenses based on the number of Shares Transferred as part of the Drag-Along Transaction; (iv) the provision of information as requested by the Board, and reasonable and customary representations and warranties as to matters regarding the Participant ownership of shares, and in the Participant’s capacity as an employee of a Group Company, such representations and warranties (including without limitation, representations and warranties with respect to the Group Companies and their business) as may be requested by the Drag-Along Purchaser, and (v) the provision of requisite indemnification on a several but not joint basis; provided, that any indemnification provided by the Participant shall, with respect to each indemnification claim made against the sellers, be paid by the sellers pro rata in proportion with the total number of Shares to be sold by all sellers; provided, further, that no Participant shall be required to indemnify any person for an amount, in the aggregate, in excess of the net cash proceeds received by such Participant in such Drag-Along Sale.

(c) Consideration. Anything to the contrary notwithstanding respecting the foregoing, if the consideration payable for the Shares Transferred pursuant to the Drag-Along Sale is securities and the acquisition of such securities by a Participant would reasonably be expected to be prohibited under applicable laws relating to securities, such Participant shall be entitled to receive an amount in cash equal to the fair market value, as determined reasonably and in good faith by the Board, of any such securities such Participant would otherwise be entitled to receive.

(d) Assistance and Cooperation. The Participant shall assist and cooperate with the Board and the Company and the Other Stockholders in doing all things necessary, proper or advisable to consummate, in the most expeditious manner possible, any Transfer pursuant to this Section 4, including without limitation, in his capacity as the Participant and, to the extent applicable, a director of the Company and/or any Group Company: (i) use reasonable efforts to maximize the Drag-Along Sale proceeds and (ii) vote for or consent to, if required, and in any event raise no objections against and otherwise cooperate in order to effect, such Drag-Along Sale or the process pursuant to which such Drag-Along Sale is arranged.

(e) Termination. This Section 4 shall terminate and be of no further force or effect upon the occurrence of the earlier of apply following either (i) the consummation of a Public Offering or (ii) a Special Change in Control, except that any obligations of the parties hereto that have arisen prior to or in connection with such Public Offering or Special Change in Control shall remain in full force and effect until satisfied in accordance with the applicable provisions hereof.

(f) Whole Shares Only. Anything in this Agreement to the contrary notwithstanding , only full Shares are transferable pursuant to Section 4. Where a number of Shares as determined pursuant to the terms of this Section 4 contains a fraction of a Share, such number shall be reduced to the nearest number of whole Shares.

5. Public Offering.

(a) Participant Required Consent to Approve Public Offering. If at any time the Board approves a Public Offering, the Participant shall vote for and consent to (to the extent they have any voting or consent right) and raise no objections against such Public Offering and the Participant shall take all reasonable actions in connection with the consummation of such Public Offering, in each case only if requested by the Board and consistent with current market practice at the time of such Public Offering (including, without limitation, those actions described in Section 5(c) below).

(b) Assistance. Subject to the terms and conditions of this Section 5, the Participant shall assist and cooperate with the Company in doing all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, any Public Offering. Participant, if he is an employee of a Group Company on the date of the Public Offering, shall, in his capacity as an employee of such Group Company, provide such representations and warranties as may be reasonably requested by the underwriters, in addition to any representations and warranties provided by him in his capacity as a Stockholder; provided, that such representations and warranties shall be (i) reasonable and customary and (ii) consistent with current market practice at the time of the Public Offering.

(c) Underwriters Lock-Up, Etc. Prior to a Public Offering, if requested by the Company, Participant shall enter into an agreement with the Company with respect to various matters regarding such Public Offering and the rights and obligations of the parties thereto in connection with such Public Offering, including customary lock-ups and provisions designed to result in an orderly disposition of Public Offering securities, in each case as determined by the Board in good faith. Participant shall execute such other reasonable customary agreements

(including, without limitation and if applicable, a registration rights agreement) as the Company may reasonably request in connection with the provision of this Section 5; provided, that other holders of Shares who are members of management are subject to similar agreements.

(d) Termination. This Section 5 will terminate and be of no further force or effect on the occurrence of a Special Change in Control.

6. Further Undertakings; Voting; Proxy; Custody of Shares.

(a) Voting. To the extent that the Participant shall at any time be entitled to vote with respect to the Shares owned by him, the Participant shall undertake to vote or, as the case may be, to be voted, his Shares (i) on the occasion of any general meeting of the stockholders of the Company held (by way of a meeting or passed by written resolutions) for the purpose of approving the issuance and/or purchase (and authorization of the Board to purchase, as the case may be) by the Company or a person nominated by the Company of Shares, if and to the extent such an issuance and/or purchase is made in accordance with, or for the purpose of, this Agreement, (ii) in general in favor of any resolutions of the stockholders of the Company proposed at any general meeting of the stockholders of the Company which may be necessary to give effect to the provisions or intents of this Agreement, waiving any convening notice to any such general meeting of stockholders, (iii) as directed by holders of a majority of the Shares held by the Other Stockholders, including in connection with the election of the members of the Board (to the extent that the Participant has a right to vote on such matters), (iv) to approve each and any Change in Control or Special Change in Control transaction approved by the Other Stockholders, (v) on any other matter as may be directed by the Other Stockholders holding a majority of the votes of the Other Stockholders, and (vi) in the event of any ambiguity or conflict arising between the terms of this Agreement and those of the articles of incorporation of the Company, vote in favor of any resolutions proposed at any general meeting of the stockholders of the Company held for the purpose of amending the articles of incorporation to eliminate any such ambiguity or conflict.

(b) THE PARTICIPANT HEREBY GRANTS TO THE COMPANY AN IRREVOCABLE PROXY TO VOTE ALL SHARES NOW OR HEREAFTER OWNED OR CONTROLLED BY THE PARTICIPANT AT ANY ANNUAL OR SPECIAL MEETING OF THE STOCKHOLDERS OF THE COMPANY, OR BY WRITTEN CONSENT IN LIEU OF SUCH A MEETING, IN ACCORDANCE WITH THE AGREEMENTS CONTAINED IN THIS AGREEMENT. IN ADDITION, THE PARTICIPANT, TO THE EXTENT LEGALLY PERMITTED, HEREBY GRANTS AN IRREVOCABLE POWER OF ATTORNEY IN FAVOR OF THE COMPANY, TO ENABLE THE COMPANY TO EXECUTE, ACKNOWLEDGE, VERIFY, SWEAR TO, DELIVER, RECORD AND FILE, IN HIS NAME, ALL INSTRUMENTS, DOCUMENTS AND CERTIFICATES WHICH MAY BE (I) NECESSARY TO EFFECT ANY MANDATORY TRANSFERS OR EXCHANGES OF THE MANAGEMENT SHARES IF SUCH MANDATORY TRANSFERS OR EXCHANGES ARE REQUIRED PURSUANT TO THIS AGREEMENT OR THE ARTICLES (“RELEVANT PROVISIONS”) OR (II) DETERMINED BY THE COMPANY TO BE NECESSARY OR APPROPRIATE IN CONNECTION WITH THE RELEVANT PROVISIONS. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE PROXY GRANTED PURSUANT TO THIS SECTION 6(b) IS COUPLED WITH AN INTEREST AND SHALL

SURVIVE THE DEATH, DISABILITY, INCAPACITY, DISSOLUTION, BANKRUPTCY, INSOLVENCY OR TERMINATION OF THE PARTICIPANT AND THE TRANSFER OF ALL OR ANY PORTION OF THE PARTICIPANT’ SHARES AND SHALL EXTEND TO THE PARTICIPANT’S HEIRS, SUCCESSORS, ASSIGNS, AND PERSONAL REPRESENTATIVES. IF THE PARTICIPANT IS NOT LEGALLY ABLE TO PROVIDE SUCH IRREVOCABLE POWER OF ATTORNEY, THE PARTICIPANT SHALL, IMMEDIATELY FOLLOWING THE WRITTEN REQUEST OF THE COMPANY EXECUTE A POWER OF ATTORNEY IN A FORM ACCEPTABLE TO THE COMPANY.

(c) Custody agreement. Notwithstanding any provision to the contrary in this Agreement, the Participant acknowledges that in order to facilitate any Transfers contemplated by this Agreement, so long as this Agreement remains in effect, all certificates or other documents evidencing the Shares shall be held by the Company for the benefit of the Participant unless determined otherwise by the Compensation Committee of the Board (or, if no such committee is constituted, the Board) in its sole discretion.

EXHIBIT A

[Agreement to Protect Company Interests]

EXHIBIT B3

PARTICIPANT REPRESENTATIONS, WARRANTIES AND COVENANTS

The representations, warranties and covenants are being entered into in connection with the issuance of Shares upon the undersigned Participant’s exercise of the Stock Option under a Stock Option Agreement (“Agreement”) between the Participant and Byline Bancorp, Inc. (the “Company”).

1. The Participant represents and warrants that:

(a) the Participant has the capacity to execute, deliver and perform his obligations under this Agreement and the transactions contemplated hereby; and

(b) The execution, delivery and performance by the Participant of this Participant Representations, Warranties and Covenants and the consummation by the Participant of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Participant is subject, (ii) violate any order, judgment or decree applicable to the Participant, or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which the Participant is a party or by which the Participant is bound.

2. The Participant understands and acknowledges that the Shares have not been registered under the U.S. Securities Act of 1933, or the securities laws of any state of the United States or any other jurisdiction, and therefore cannot be resold, pledged, assigned or otherwise disposed of unless and until the securities are registered or an exemption from registration becomes available. The Participant represents and warrants that:

(a) the residence of the Participant set forth on the signature page hereto is the true and correct residence of the Participant;

(b) the Shares are being acquired by the Participant for his own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any applicable laws, and the Participant has no present intention of selling, granting any participation in, or otherwise distributing the Shares in violation of any applicable laws; and

(c) the Participant understands that the Shares are being issued to the Participant in reliance on specific exemptions from the registration requirements of applicable laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of Participant set forth herein in order to determine the applicability of such exemptions.

3. The Participant acknowledges that any certificate issued respecting Shares issued upon the Participant’s exercise of the Stock Option are subject to the terms of Attachment II of the Agreement and the following legend:

“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred,

[3]	This document to be entered into upon the exercise of the Option, as a condition of issuance of Shares.

sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, or an opinion of counsel satisfactory to Byline Bancorp, Inc. to the effect that registration under the Securities Act of 1933 is not required.

The shares of stock represented by this certificate are subject to certain restrictions on transfer contained in an option agreement, a copy of which will be furnished upon request by the issuer.”

4. This Participant Representations, Warranties and Covenants has been duly and validly executed and delivered by the Participant, and this Participant Representations, Warranties and Covenants constitutes a legal and binding obligation of the Participant, enforceable against the Participant in accordance with the terms of the Agreement, except as enforceability may be limited by bankruptcy or any other laws affecting the enforcement of creditors’ rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

IN WITNESS WHEREOF, the undersigned has executed this Participant Representations, Warranties and Covenants as of the date written below.

Date:

Print Participant’s Name:

Participant’s Signature: